EXHIBIT 23

                           CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Cortland First Financial Corporation

               We consent to the incorporation by reference in the registration statement of Cortland First Financial Coporation on Form S-3 of our report dated January 13 1995, on our audits of the consolidated financial statement of Cortland First Financial Coporation as of December 31, 1995,and 1994 and for the years ended December 31, 1995, 1994, and 1993, which report
is included           in the Annual Report on Form 10-K.  We also consent to
the reference to our Firm under the caption "Experts."




COOPERS & LYBRAND L.L.P.
Syracuse, New York
December 21, 1995